    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2000
                                                     REGISTRATION NO. 333-83983
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             CARREKER CORPORATION (FORMERLY CARREKER-ANTINORI, INC.) (Exact name of registrant as specified in its charter)

                              --------------------

         DELAWARE                                       75-1622836
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                        4055 VALLEY VIEW LANE, SUITE 1000
                               DALLAS, TEXAS 75244
                                 (972) 458-1981
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive office)

                              JOHN D. CARREKER, JR.
                        4055 VALLEY VIEW LANE, SUITE 1000
                               DALLAS, TEXAS 75244
                                 (972) 458-1981
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   COPIES TO:

                                JOHN B. MCKNIGHT
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

===============================================================================

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (the "Post-Effective Amendment") is being filed to deregister the remaining unsold shares of common stock of the total 1,239,998 shares of common stock of Carreker Corporation (formerly Carreker-Antinori, Inc.) (the "Registrant") covered by the Registration Statement on Form S-3 originally filed July 29, 1999 (File No. 333-83983) (the "Registration Statement"). This is due to the expiration of the obligation of the Registrant to maintain the effectiveness of the Registration Statement under the Agreement and Plan of Merger (dated January 29, 1999) among the Registrant, some other parties and the selling stockholders identified in the prospectus, which is a part of the Registration Statement. Accordingly, the Registrant hereby files this Post-Effective Amendment to the Registration Statement to deregister all unsold shares originally registered by the Registration Statement. Of the total 1,239,998 shares originally registered by the Registration Statement, 505,999 shares remained unsold as of October 26, 2000.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 31st day of October, 2000.

                                            CARREKER CORPORATION

                                            By:  /s/ JOHN D. CARREKER
                                                --------------------------------
                                                     John D. Carreker
                                                     Chief Executive Officer

SIGNATURE                                   TITLE                                                DATE

/S/ JOHN D.  CARREKER, JR.                  Chief Executive Officer and                          October 31, 2000
---------------------------                 Director
John D. Carreker, Jr.                       (Principal Executive Officer)

/S/ TERRY L.  GAGE                          Chief Financial Officer, Executive                   October 31, 2000
------------------------------------        Vice President and Treasurer
Terry L. Gage                               (Principal Financial and
                                            Accounting Officer)

                                            Executive Vice President, Managing                   October 31, 2000
------------------------------------        Director and Director
Wyn P. Lewis

         *                                  Director                                             October 31, 2000
------------------------------------
James D. Carreker

         *                                  Director                                             October 31, 2000
------------------------------------
James L. Fischer

         *                                  Director                                             October 31, 2000
------------------------------------
Donald L. House

         *                                  Director                                             October 31, 2000
------------------------------------
Richard R. Lee, Jr.

         *                                  Director                                             October 31, 2000
------------------------------------
Larry J. Peck

         *                                  Director                                             October 31, 2000
------------------------------------
David K. Sias


*By:     /s/ JOHN D. CARREKER, JR.
         ---------------------------------------
         John D. Carreker, Jr., attorney-in-fact
